UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7,  2017

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices, including zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                   ☒

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Pulse Biosciences, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on February 10, 2017 (the “Original Filing”), to disclose the subsequent appointment of Maky Zanganeh to three committees of the Company’s board of directors (the “Board”). Dr.  Zanganeh’s initial appointment to the Board was disclosed in the Original Filing. At the time of the Original Filing, the Board had not determined to which committees, if any, Dr.  Zanganeh would be appointed.  Except as stated herein, the Original Filing shall remain in effect.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2017,  Maky Zanganeh was appointed to serve on the Audit Committee and on the Compensation Committee of the Board and as Chair of the Compensation Committee of the Board, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Biosciences, Inc.

By:	/s/ Brian B. Dow
Brian B. Dow Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Principal Accounting Officer)

Date: November 8, 2017